EXHIBIT 1






                    THE FIRST AMERICAN FINANCIAL CORPORATION

                           ---------------------------
                                  $100,000,000

                        _____% Senior Debentures due 2028


                             UNDERWRITING AGREEMENT



                                                                  March __, 1998


CHASE SECURITIES INC.
FIRST CHICAGO CAPITAL MARKETS, INC.
c/o Chase Securities Inc.
270 Park Avenue, 8th Floor
New York, New York  10017-2070

Ladies and Gentlemen:

     The First American Financial Corporation, a California corporation (the "Company"), proposes to issue and sell $100,000,000 of its __% Senior Debentures due 2028 (the "Senior Debentures"). The Senior Debentures are to be issued under an Indenture to be dated as of March __, 1998 (the "Indenture") by and between the Company and Wilmington Trust Company, as trustee (the "Trustee"), the form of which has been filed as an exhibit to the Registration Statement (as defined herein). This is to confirm the agreement concerning the purchase of the Senior Debentures from the Company by Chase Securities Inc. (the "Representative") and First Chicago Capital Markets, Inc. (together with the Representative, the "Underwriters").

     Section 1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriters that:

          (a) A registration statement on Form S-3 (No. 333-________), including a form of prospectus, relating to the Senior Debentures has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has been filed by the Company with the Commission (such registration statement, the "Initial Registration Statement"). The Company may have filed one or more amendments thereto, including the related Preliminary Prospectus (as defined herein), each of which has previously been furnished to you. The Company will next file with the Commission either (i) prior to effectiveness of such Initial Registration Statement, a further amendment to such Initial Registration Statement (including the form of final prospectus) or (ii) after effectiveness of such Initial Registration Statement, (a) a second registration statement, if any, increasing the size of the offering (a " Registration Statement") prepared and filed in accordance with Rule 462(b) of the Rules and Regulations, and/or (b) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4). In the case of clause (ii) above, the Company will have included in such Initial Registration Statement, as amended at the Effective Time (as defined herein), all information (other than information permitted to be omitted from the Initial Registration Statement when it becomes effective pursuant to Rule 430A ("Rule 430A Information")) required by the Securities Act and the Rules and Regulations to be included in the final prospectus with respect to the Senior Debentures and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information with respect to the Senior Debentures and the offering thereof, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the execution of this Agreement or, to the extent not completed at such time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the execution of this Agreement, will be included or made therein. For purposes of this Agreement, "Effective Time" means (i) with respect to the Initial Registration Statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any was declared effective by the Commission and (ii) with respect to the Rule 462(b) Registration Statement, the date and time as of which such registration statement is filed with the Commission, and "Effective Time" is the collective reference to the dates and times both the Initial Registration Statement and the Rule 462(b) Registration Statement became effective. "Preliminary Prospectus" means each prospectus included in such Initial Registration Statement, or amendments thereof, before such Initial Registration Statement becomes effective under the Securities Act, any prospectus filed with the Commission by the Company pursuant to Rule 424(a), and the prospectus included in the Registration Statement at the Effective Time that omits Rule 430A Information. "Registration Statement" means both the Initial Registration Statement and any Rule 462(b) Registration Statement at their respective Effective Times, including in each case any documents incorporated by reference therein at such time and all Rule 430A Information, if any, and the form of prospectus relating to the Senior Debentures, as first filed with the Commission pursuant to and in accordance with Rule 424(b) or, if no such filing is required, as included in the Registration Statement, is hereinafter referred to as the "Prospectus." Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer and include any document filed under the Exchange Act after the date of such Preliminary Prospectus or the Prospectus, as the case may be. Reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.

          The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (the "Exchange Act Reports"), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) (i) At the Effective Time, the Registration Statement did or will, the Prospectus, if not required to be filed pursuant to Rule 424(b), will, or otherwise the Preliminary Prospectus did, (ii) when the Prospectus (and any amendments or supplements thereto) is first filed (if required) in accordance with Rule 424(b), such Prospectus (and any amendments or supplements thereto) will, and (iii) on the Closing Date, the Prospectus (and any amendments or supplements thereto) will, in the case of each of clauses (i), (ii), and (iii), comply in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations thereunder; at the Effective Time, the Registration Statement did not or will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; at the Effective Time and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and at the Effective Time, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Preliminary Prospectus or the Prospectus (together with any supplement thereto), as the case may be, did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to (x) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or
     (y) information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of the Underwriters specifically for use therein (the "Underwriters' Information").

          (c) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California with the power and authority to own, lease and operate its properties, to conduct its business and to execute, deliver and perform its obligations under the Indenture, the Senior Debentures and this Agreement (the "Transaction Documents"). Each subsidiary of the Company that is listed on Schedule A hereto (such subsidiaries collectively called the "Material Subsidiaries") is a corporation duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with power and authority to own, lease and operate its properties and conduct its business.

          (d) The Company and the Material Subsidiaries are duly qualified in or licensed to transact business by, and are in good standing as foreign corporations in, each jurisdiction in which they own or lease real property, maintain an office or conduct their respective businesses and in which the failure, individually or in the aggregate with all other failures to be so licensed or qualified or to be in good standing, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (e) As of December 31, 1997, the Company had a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization".

          (f) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Material Subsidiary (other than First American Title Guaranty Holding
     Company, First American Home Buyers Protection Corporation and First American Real Estate Solutions LLC) have been duly and validly authorized and issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, restriction on voting or transfer or encumbrance of any kind, except that the transfer of ownership of the capital stock of First American Title Insurance Company is subject to the prior approval of the California Department of Insurance. The Company owns 80% of the issued and outstanding shares of the capital stock of First American Title Guaranty Holding Company ("FATGHC"). The Company owns 79% of the issued and outstanding shares of the capital stock of First American Home Buyers Protection Corporation ("FAHBPC"). The Company owns 80% of the membership interests in First American Real Estate Solutions LLC ("FARESLLC"). The outstanding shares of the capital stock of FATGHC and FAHBPC that are owned by the Company have been duly and validly authorized and issued, are fully paid and are nonassessable, and are owned, indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, restriction on voting or transfer or encumbrance of any kind, except that the holders of the minority interests in FATGHC and FAHBPC have the right to "put" their minority interests to First American Title Insurance Company in 1998 and have advised the Company that they intend to do so. All of the Company's capital contributions required by FARESLLC's operating agreement have been made and no future capital contributions are required of the Company or any of its Subsidiaries. Under certain circumstances, the holders of the minority membership interests in FARESLLC have the right to "put" their minority interests to the Company and the Company has the right to "call" such minority interests.

          (g) The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

          (h) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) (the "Enforceability Exceptions").

          (i) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company in accordance with its terms, and assuming due authorization, execution and delivery thereof by the Indenture Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

          (j) The Senior Debentures have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture, and the Company Order, dated as of the Closing Date, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the Enforceability Exceptions.

          (k) The Transaction Documents conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

          (l) Price Waterhouse LLP, who is reporting upon the financial statements incorporated by reference in the Prospectus, are and were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements which are incorporated by reference in the Registration Statement and the Prospectus.

          (m) The consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of operations and changes in shareholders' equity of the Company and its consolidated subsidiaries for the periods specified. The consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus have been prepared in all material respects in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as indicated in the notes thereto), and the supporting schedules, if any, incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The summary historical consolidated financial data of the Company included in the Registration Statement and the Prospectus fairly present in all material respects the information shown therein and have been compiled on a basis consistent with that of the consolidated audited financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus.

          (n) The execution, delivery and performance by the Company of the Transaction Documents, the issuance, authentication, sale and delivery of the Senior Debentures and compliance by the Company with the terms thereof and hereof and the consummation of the transactions contemplated thereby and hereby will not conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Material Subsidiaries, or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its Material Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of the Transaction
     Documents, the issuance, authentication, sale and delivery of the Senior Debentures and compliance by the Company with the terms thereof and hereof and the consummation of the transactions contemplated thereby and hereby except for (i) the registration of the Senior Debentures under the Securities Act, (ii) the qualification of the Indenture under the Trust
     Indenture Act, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Senior Debentures by the Underwriters and (iv) such consents, approvals, authorizations, orders, filings, registrations or qualifications which shall have been obtained or made prior to the Closing Date.

          (o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented, except as may be otherwise stated therein (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, (ii) the Company has not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) the Company has not entered into any material transaction other than in the ordinary course of business and (iv) except for the issuance of [57,105] shares of the Company's common stock pursuant to its stock bonus plans, there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. There are no contracts or other documents which are required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed.

          (p) There is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (q) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Senior Debentures or suspends the sale of the Senior Debentures in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Senior Debentures or the use of the Preliminary Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Senior Debentures or in any manner draw into question the validity or enforceability of or any action taken or to be taken pursuant thereto; and the Company has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Prospectus and the Prospectus.

          (r) Neither the Company nor any of its Material Subsidiaries is (i) in violation of its charter or by-laws, (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject.

          (s) The Company and each of its subsidiaries holds such licenses, certificates, consents, orders, approvals, permits and other authorizations from governmental authorities (including, without limitation, insurance licenses from the insurance regulatory agencies of the various states where it conducts business ("Insurance Licenses")) which are necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective business as presently conducted, except for such licenses, certificates, consents, orders, approvals, permits or other authorizations the failure to hold which could not reasonably be expected to have a Material Adverse Effect; the Company and each of its subsidiaries has fulfilled and performed all obligations necessary to maintain such licenses, certificates, consents, orders, approvals, permits and other authorizations (including, without limitation, the Insurance Licenses), except where the failure to so fulfill or perform such obligations could not reasonably be expected to have a Material Adverse Effect. There is no pending, or to the best knowledge of the Company threatened, action, suit, proceeding or investigation (and, to the best knowledge of the Company, no facts exist which the Company believes could reasonably be the basis for any such action, suit, proceeding or investigation) that may reasonably be expected to lead to the revocation, termination or suspension of any such license, certificate, consent, order, approval, permit or other authorization (including, without limitation, the Insurance Licenses), except where such revocation, termination or suspension could not reasonably be expected to have a Material Adverse Effect; and no insurance regulatory agency or body has issued any order or decree restricting or prohibiting the payment of dividends by the Company's insurance company subsidiaries to the Company.

          (t) All ceded reinsurance and retrocessional agreements to which the Company's insurance company subsidiaries are a party are in full force and effect. Neither the Company nor any of such subsidiaries has received any notice from any of the other parties to such agreements that such other party intends not to perform in any material respect such agreement and none of the Company and such subsidiaries has any reason to believe that any of the other parties to such agreements will be unable to perform such agreements, except to the extent that (i) the Company or such subsidiary has established appropriate reserves on its financial statements or (ii) such nonperformance could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and each of the Company and its insurance company subsidiaries is entitled to give effect in its underwriting results in its most recently filed statutory financial statements in conformity with the insurance department of the state of domicile of each such subsidiary in effect at such time of preparation for reinsurance ceded pursuant to such agreements.

          (u) The Company is not, and is not directly or indirectly controlled by, or acting on behalf of any person which is, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (v) Other than pursuant to this Agreement or as disclosed in the Prospectus under the caption "Underwriting", there are no contracts, agreements or understandings between the Company and any person that give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

          (w) Except as described in the Registration Statement and the Prospectus and except for common share piggyback registration rights granted to John B. Ward in respect of the 137,143 shares of the Company's common stock received by him as partial consideration for the sale of Nationwide Field Services-Ward Associates, Inc. to the Company, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Company Statement.

     Section 2. Purchase by the Underwriters. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the aggregate principal amount of Senior Debentures set forth opposite the name of such Underwriter on
Schedule I hereto at a purchase price equal to ____% of the principal amount thereof, plus accrued and unpaid interest, if any, from the date of issuance. The Company shall not be obligated to deliver any of the Senior Debentures except upon payment for all the Senior Debentures to be purchased as provided herein. The Company acknowledges and agrees that each Underwriter may sell Senior Debentures to any of its affiliates and that any such affiliate may sell Senior Debentures purchased by it to an Underwriter.

     Section 3. Delivery of and Payment for the Senior Debentures. (a) Payment of the purchase price for, and delivery of certificates for, the Senior Debentures shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on __________, 1998 or such later date and time not more than seven full business days thereafter as shall be agreed upon by the Representative and the Company (such date and time of payment and delivery being herein called the "Closing Date").

     (b) On the Closing Date, payment of the purchase price for the Senior Debentures shall be made to the Company by wire or book-entry transfer of same-day funds to such account or accounts as the Company shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Representative for the account of each Underwriter through the book-entry facilities of The Depository Trust Company ("DTC") of the certificates evidencing the Senior Debentures. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriters hereunder. Upon delivery, the Senior Debentures will be represented by a permanent global certificate registered in the name of Cede & Co., as nominee for DTC. The Company agrees to make the global certificate evidencing the Senior Debentures available for inspection by the Representative in New York, New York, at least 24 hours prior to the Closing Date.

     (c) It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Senior Debentures that it has agreed to purchase. You may (but shall not be obligated to) make payment of the purchase price for the Senior Debentures to be purchased by any Underwriter whose funds shall not have been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

     Section 4. Further Agreements of the Company. The Company agrees with each of the Underwriters as follows:

          (a) If the Effective Time is prior to the execution and delivery of this Agreement, (i) to prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative to file such Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the Rules and Regulations by 10:00 a.m., New York City time, on the business day following the date of determination of the public offering price and, at the time of filing, either to pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations and (ii) to file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) of Rule 424(b) (or, if applicable and if consented to by the Representative, subparagraph (4) of Rule 424(b)) within the time period prescribed by such rule, and provide evidence satisfactory to the Representative of such timely filing;

          (b) To file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering of the Senior Debentures;

          (c) Prior to filing with the Commission any (i) Preliminary Prospectus, (ii) amendment to the Registration Statement (including any 462(b) Registration Statement) or supplement to the Prospectus, (iii) any document incorporated by reference in the Prospectus or (iv) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters, and not to file any such document to which the Representative shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Company is required by law to make such filing.

          (d) To advise the Representative promptly of the receipt of any comments from the Commission and of the effectiveness of the Registration Statement (in each case if the Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement to the Registration Statement or the Prospectus, or of any request by the Commission therefor, and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; to advise the Representative promptly of any order preventing or suspending the use of any prospectus relating to the Senior Debentures, of the suspension of the qualification of the Senior Debentures for offering or sale in any jurisdiction, and of the initiation or threatening of any proceeding for any such purpose; and to use its best efforts to prevent the issuance of any stop order or of any such order preventing or suspending the use of any prospectus relating to the Senior Debentures or suspending any such qualification and, if any such stop order or order of suspension is issued, to obtain the lifting thereof at the earliest possible time;

          (e) To furnish promptly to the Representative and counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith; and to deliver promptly without charge to the Underwriters such number of the following documents as the Underwriters from time to time may reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture and the computation of the ratio of earnings to fixed charges), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto);

          (f) If the delivery of a prospectus is required at any time in connection with the sale of the Senior Debentures and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Prospectus in order to comply with the Securities Act or the Exchange Act, then to notify the Representative immediately thereof, and promptly to prepare and, subject to Section 4(c) hereof, file with the Commission an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

          (g) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission or advisable in connection with the distribution of the Senior Debentures;

          (h) As soon as practicable to make generally available to the Company's security holders and to deliver to the Representative an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including Rule 158);

          (i) For so long as any of the Senior Debentures are outstanding, to furnish to the Underwriters copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and all such other documents, reports and information as shall be furnished by the Company to the Trustee or to the holders of the Senior Debentures pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

          (j) Promptly, from time to time, to take such action as the Representative may reasonably request to qualify the Senior Debentures for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Senior Debentures; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction;

          (k) The Company shall apply the net proceeds of its sale of the Senior Debentures as set forth in the Prospectus;

          (l) In connection with the offering of the Senior Debentures, until the Representative on behalf of the Underwriters shall have notified the Company of the completion of the distribution of the Senior Debentures, not to, and to cause its affiliated persons (as defined in Regulation M under the Exchange Act) not to, either alone or with other persons, bid for or purchase, for any account in which it or any of its affiliated persons has a beneficial interest, any Senior Debentures, or attempt to induce any person to purchase Senior Debentures; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Senior Debentures;

          (m) For a period of 30 days from the date of the Prospectus, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offering of, any debt securities (or securities convertible into debt securities) of the Company (other than the Senior Debentures in connection herewith) without the prior written consent of the Representative;

          (n) In connection with the offering of the Senior Debentures, the Company agrees to make its officers, trustees, independent accountants and legal counsel reasonably available upon request by the Underwriters;

          (o) The Company will do and perform all things required to be done and performed by it under this Agreement that are within its control prior to or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its part to the delivery of the Senior Debentures; and

          (p) Not to, for so long as the Senior Debentures are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder.

     Section 5. Conditions of Underwriters' Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company and its officers made in any certificates delivered pursuant hereto, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) If the Effective Time is not prior to the execution and delivery of this Agreement, then the Registration Statement shall have become effective and the Indenture shall have been qualified under the Trust Indenture Act, and the Representative shall have received notice thereof, not later than (i) 6:00 P.M. New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 P.M., New York City time, on such date; provided that if the Company has elected to rely on Rule 462(b) of the Rules and Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m., New York City time, on the business day following the date of detrmination of the public offering price. If the Effective Time is prior to the execution and delivery of this Agreement, then the Prospectus shall have been timely filed with the Commission in accordance with Section of this Agreement. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Representative.

          (b) The Prospectus (and any amendments or supplements thereto) shall have been printed and copies distributed to the Underwriters as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Underwriters may agree.

          (c) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (d) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents, the Registration Statement and the Prospectus, and all other legal matters relating thereto and the transactions contemplated thereby, shall be satisfactory in all material respects to the Underwriters, and the Company shall have furnished to the Underwriters and their counsel all documents and information that the Underwriters or their counsel may reasonably request to enable them to pass upon such matters.

          (e) White & Case LLP shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters substantially to the effect set forth in Annex A hereto.

          (f) Craig I. DeRoy shall have furnished to the Underwriters his written opinion, as General Counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially in the form of Annex B hereto.

          (g) The Underwriters shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents and information as the Underwriters or their counsel reasonably request for the purpose of enabling them to pass upon such matters.

          (h) The Company shall have furnished to the Underwriters a letter (the "Initial Letter") of Price Waterhouse LLP, addressed to the Underwriters and dated the date hereof, in form and substance satisfactory to the Underwriters, substantially to the effect set forth in Annex C hereto.

          (i) The Company shall have furnished to the Underwriters a letter (the "BringDown Letter") of Price Waterhouse LLP, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

          (j) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of its president and its chief financial officer stating that (A) such officers have carefully examined the Registration Statement and the Prospectus, (B) in their opinion, the Registration Statement, as of the Effective Time, did not, and the Prospectus as of its date and as of the Closing Date, did not and does not, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the Effective Time, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus so that the Registration Statement and the Prospectus (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and since the Effective Time no event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus and (C) as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of such person, are contemplated by the Commission and subsequent to the date of the most recent financial statements contained or incorporated by reference in the Registration Statement and the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company or any of its subsidiaries, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

          (k) The Indenture shall have been duly executed and delivered by the Company and the Trustee and the Senior Debentures shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

          (l) If any event shall have  occurred  that requires the Company under
     Section 4(e) to prepare an amendment or supplement to the Prospectus, such amendment or supplement shall have been prepared, the Underwriters shall have consented to its use, and copies thereof shall have been delivered to the Underwriters reasonably in advance of the Closing Date.

          (m) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations or business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Senior Debentures on the terms and in the manner contemplated by this Agreement and in the Prospectus (exclusive of any amendment or supplement thereto).

          (n) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Senior Debentures; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Senior Debentures.

          (o) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Senior Debentures or any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Senior Debentures or any of the Company's debt securities or preferred stock.

          (p) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or (ii) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (iii) an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Senior Debentures on the terms and in the manner contemplated by this Agreement and in the Prospectus (exclusive of any amendment or supplement thereto).

     6. Effectiveness and Termination. This Agreement shall become effective upon the later of when (i) the Underwriters and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. The obligations of the Underwriters hereunder may be terminated by the Underwriters, in their absolute discretion, by notice given to and received by the Company prior to delivery of and payment for the Senior Debentures, if, prior to that time, any of the events described in Section 5(m),
(n), (o) or (p) shall have occurred and be continuing.

     7. Defaulting Underwriters. (a) If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriters may make arrangements for the purchase of the Senior Debentures which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company and the non-defaulting Underwriters, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters, or the Company, except that the Company will continue to be liable for the payment of expenses of the non-defaulting Underwriters to the extent set forth in Sections 8 and 12 hereof and except that the provisions of Sections 9 and 10 hereof as they relate to non-defaulting Underwriters shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this
Section 7, purchases Senior Debentures which a defaulting Underwriter agreed but failed to purchase.

     (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default. If other persons are obligated or agree to purchase the Senior Debentures of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus that effects any such changes.

     8. Reimbursement of Underwriters' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 7, (b) the Company shall fail to tender any of the Senior Debentures for delivery to the Underwriters for any reason permitted under this Agreement or (c) the Underwriters shall decline to purchase the Senior Debentures for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Underwriters in connection with this Agreement and the proposed purchase and resale of the Senior Debentures. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of such expenses.

     9. Indemnification. (a) The Company shall indemnify and hold harmless each Underwriter, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any
Underwriter within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Underwriter), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Senior Debentures), to which that Underwriter may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Underwriters' Information; and provided, further, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Underwriter to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Underwriter and any such loss, claim, damage, liability or action of or with respect to such Underwriter results from the fact that both
(A) to the extent required by applicable law, a copy of the Prospectus (excluding the documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Senior Debentures to such person and (B) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provision of Section 4(e).

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who sign the Registration Statement, its directors, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Underwriters' Information provided by such Underwriter and shall reimburse the Company promptly upon demand for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and contains no findings of fault or culpability or failure to act by or on behalf of the indemnified party.

     The obligations of the Company and the Underwriters in this Section 9 and in Section 10 are in addition to any other liability that the Company or the Underwriters, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

     10. Contribution. If the indemnification provided for in Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Senior Debentures or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Senior Debentures purchased under this Agreement (before deducting expenses) received by or on behalf of the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Senior Debentures purchased under this Agreement, on the other, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or to any Underwriters' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Senior Debentures purchased by it under this Agreement exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10 are several in proportion to their respective underwriting commitments and not joint.

     11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, trustees, directors, employees, representatives, agents and controlling persons of the Company and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successors" shall not include a purchaser of any of the Senior Debentures from any Underwriter merely because of such purchase.

     12. Expenses. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Senior Debentures and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, all Preliminary Prospectuses and the Prospectus and any amendments and exhibits thereto (including the filing fees of the Commission);
(c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement;
(d) the costs of printing, reproducing and distributing the Indenture, the Senior Debentures and this Agreement and any other underwriting and selling group documents by mail, telex or other means of communications; (e) the costs incident to the preparation, printing and delivery of the certificates evidencing the Senior Debentures, including stamp duties and transfer taxes, if any, payable upon issuance of the Senior Debentures; (f) the fees and expenses of the Company's counsel and independent accountants; (g) the fees and expenses of qualifying the Senior Debentures under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing Blue Sky Memoranda (including related reasonable fees and expenses of counsel for the Underwriters); (h) any fees charged by rating agencies for rating the Senior Debentures; (i) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (j) the cost of qualifying the Senior Debentures with DTC and other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this
Section 12;  provided,  however,  that except as provided in this Section 12 and
Section 8, the Underwriters shall pay their own costs and expenses.

     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Senior Debentures and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

     14.  Notices,  etc.  All  statements,   requests,  notices  and  agreements
hereunder shall be in writing, and:

          if to the Underwriters, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Mr. Louis DeCaro (telecopier no.: (212) 270-6170); or

          if to the Company shall be delivered or sent by mail or telecopy transmission to the address of the Company set forth in the Prospectus,
     Attention: Mark R Arnesen (telecopier no.: 714-836-1841);

provided that any notice to the Underwriters pursuant to Section 9(c) shall also be delivered or sent by mail to the Representative at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

     15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

     16. Underwriters' Information. The parties hereto acknowledge and agree that the Underwriters' Information consists solely of the following information in the Preliminary Prospectus and the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; (ii) the legend on the inside front cover page concerning stabilizing activities by the Underwriters; and (iii) the statements concerning the Underwriters contained in [the second sentence of the fifth paragraph and paragraph seven] under the heading "Underwriting".

     17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                          Very truly yours,

                          THE FIRST AMERICAN FINANCIAL
                          CORPORATION


                          By__________________________
                            Name:  Thomas A. Klemens
                            Title: Executive Vice President and Chief
                                   Financial Officer


Accepted:

CHASE SECURITIES INC.
FIRST CHICAGO CAPITAL MARKETS, INC.
By CHASE SECURITIES INC.

By____________________________
     Authorized Signatory

Address for notices pursuant to Section 9(c):

Chase Securities Inc.
1 Chase Manhattan Plaza
25th Floor
New York, New York 10081
Attention: Legal Department

                                                                      SCHEDULE 1



                                              Principal Amount
Underwriters                                  of Senior Debentures
------------                                  --------------------

Chase Securities Inc.                         $
First Chicago Capital Markets, Inc.           $___________________


         Total                                $100,000,000

                                                                      SCHEDULE 2


                              Material Subsidiaries
                              ---------------------


First American Trust Company
First American Title Insurance Company
First American Title Guaranty Holding Company
First American Home Buyers Protection Corporation
First American Title Insurance Company of New York
First American Flood Data Services, Inc.
First American Real Estate Information Services, Inc.
First American Real Estate Solutions LLC

                                                                         ANNEX A



                        Form of White & Case LLC Opinion

     White & Case shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:


          (a) The Company has full right, power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

          (b) This Agreement has been duly authorized, executed and delivered by the Company.

          (c) The Indenture has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

          (d) The Senior Debentures have been duly authorized, executed, issued and delivered by the Company and, when the Senior Debentures have been duly authenticated by the Trustee and paid for by the Underwriters, will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

          (e) Each Transaction Document conforms in all material respects to the description thereof contained in the Prospectus.

          (f) The statements set forth in the Prospectus under the caption "Description of Senior Debentures", insofar as they purport to describe the provisions of the law and documents referred to therein are accurate.

          (g) Neither the Company nor any of its subsidiaries is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, without taking account of any exemption under the Investment Company Act of 1940, as amended, arising out of the number of holders of the Company's securities.

          (h) The Registration Statement was declared effective under the Securities Act and the rules and regulations of the Commission thereunder and the Indenture was qualified under the Trust Indenture Act at
     [__________] on [__________], 1998; the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on [__________], 1998; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission;

          (i) The Registration Statement, as of the Effective Date, and the Prospectus (including any amendments or supplements thereto), as of its date(s) and as of the Closing Date, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and the Indenture complies as to form in all material respects with the Trust Indenture Act and the rules and regulations of the Commission thereunder, and the Exchange Act Reports complied as to form when filed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (in the case of the Registration Statement, the Prospectus and the Exchange Act Reports, other than the financial statements and related schedules and the other financial and statistical information contained therein, as to which such counsel need express no opinion).

          In addition, such counsel shall state that, although they have not undertaken, except as otherwise indicated in their opinion, to determine independently, and do not assume any responsibility for the accuracy or completeness of the statements in the Registration Statement and the Prospectus (other than as set forth in paragraphs (e) and (f) above), as counsel for the Company, they reviewed the documents incorporated by reference therein (the "Exchange Act Documents"), participated in the preparation of the Registration Statement and the Prospectus and in discussions with representatives of the Company and its independent public accountants and advised the Company as to the requirements of the Securities Act and the applicable rules and regulations thereunder. Such counsel shall also state that they reviewed certificates of certain officers of the Company and the letter from the Company's independent accountants. Such counsel shall state that nothing that came to their attention that has caused them to believe that any part of the Registration Statement (including the Exchange Act Documents) as of the Effective Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus as amended or supplemented (including the Exchange Act Documents) as of its date(s) and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express an opinion with respect to the financial statements and notes and schedules thereto or any other statistical or financial data included therein).

                                                                         ANNEX B



                       [Form of Opinion of Craig I. DeRoy]

     Craig I. DeRoy, shall have furnished to the Underwriters his written opinion, as general counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth below:

          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California; and the Company and each of its Material Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property, maintenance of an office or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged (except where the failure to so qualify or be licensed or have such power or authority would not, singularly or in the aggregate, have a Material Adverse Effect).

          (b) The Company has an authorized capitalization as set forth in the Prospectus.

          (c) All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of the preemptive rights of any other stockholder of the Company; and all of the issued and outstanding shares of capital stock of each of the Company's Material Subsidiaries (other than First American Title Guaranty Holding Company, First American Home Buyers Protection Corporation and First American Real Estate Solutions LLC) are owned of record by the Company or one or more of its subsidiaries, and all such shares of such capital stock are duly and validly issued, fully paid and non-assessable, except that the transfer of ownership of the capital stock of First America Title Insurance Company is subject to the prior approval of the California Department of Insurance. The Company owns 80% of the issued and outstanding shares of the capital stock of First American Title Guaranty Holding Company ("FATGHC"). The Company owns 79% of the issued and outstanding shares of the capital stock of First American Home Buyers Protection Corporation ("FAHBPC"). The Company owns 80% of the membership interests in First American Real Estate Solutions LLC ("FARESLLC"). The outstanding shares of the capital stock of FATGHC and FAHBPC that are owned by the Company have been duly and validly authorized and issued, are fully paid and are nonassessable, and are owned, indirectly, by the Company free and clear of any pledge, lien, security interest, charge, claim, restriction on voting or transfer or encumbrance of any kind, except that the holders of the minority interests in FATGHC and FAHBPC have the right to "put" their minority interests to First American Title Insurance Company in 1998 and have advised the Company that they intend to do so. All of the Company's capital contributions required by FARESLLC's operating agreement have been made and no future capital contributions are required of the Company or any of its Subsidiaries. Under certain circumstances, the holders of the minority membership interests in FARESLLC have the right to "put" their minority interests to the Company and the Company has the right to "call" such minority interests.

          (d) The execution, delivery and performance by the Company of the Transaction Documents, the issuance, authentication, sale and delivery of the Senior Debentures and compliance by the Company with the material terms thereof and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Material Subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over the Company or any of its Material Subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of the Indenture, the Senior Debentures and this Agreement, the issuance, authentication, sale and delivery of the Senior Debentures and compliance by the Company with the terms thereof and the consummation of the transactions contemplated thereby, except for (i) the registration of the Senior Debentures under the Securities Act, (ii) the qualification of the Indenture under the Trust Indenture Act, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Senior Debentures by the Underwriters and (iv) such consents, approvals, authorizations, orders, filings, registrations or qualifications which shall have been obtained or made prior to the Closing Date.

          (e) To the best knowledge of such counsel, there are no pending actions or suits or judicial, arbitral, rule-making, administrative or other proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which (A) singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect, (B) questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; or (C) which is required to be disclosed in the Prospectus which is not so disclosed (and any such proceeding as is disclosed in the Prospectus is accurately summarized in all material respects) and, to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. There are no contracts or other documents which are required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed.

          (f) Neither the Company nor any of its Material Subsidiaries is (A) in violation of its charter or by-laws, (B) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any material term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its material property or assets is subject or (C) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its material property or assets may be subject.

                                                                         ANNEX C


                            [Form of Initial Letter]


     The Company  shall have  furnished  to the  Underwriters  a letter of Price
Waterhouse LLP, addressed to the Underwriters and dated the date of the Underwriting Agreement, in form and substance satisfactory to the Underwriters, substantially to the effect set forth below:

          (a) they are independent certified public accountants with respect to the Company within the meaning of the Securities Act;

          (b) in their opinion, the audited financial statements included or incorporated by reference in the Prospectus and reported on by them comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder (except that certain supporting schedules are omitted);

          (c) based upon a reading of the latest unaudited financial statements made available by the Company, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 71, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Underwriters and described in detail in such letter, nothing has come to their attention that causes them to believe that (A) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements, (B) any material modifications should be made to the unaudited financial statements included or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Prospectus or (C) the information included under the headings ["Summary--Summary Financial Data", "Capitalization", "Selected Financial Data", "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Management--Executive Compensation"] is not in conformity with the disclosure requirements of Regulation S-K;

          (d) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the __________ unaudited balance sheet included or incorporated by reference in the Prospectus or (B) for the period from __________, 199_ to a specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, EBITDA or net income, except in all instances for changes, increases or decreases that the Prospectus discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters; [and]

          (e) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth or incorporated by reference in the Prospectus agrees with the accounting records of the Company, excluding any questions of legal interpretation [; and] [.]

          [(f) on the basis of a reading of the unaudited pro forma financial information included or incorporated by reference in the Registration Statement and the Prospectus, carrying out certain specified procedures, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial information, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.]